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AKSYS, LTD. AND SUBSIDIARY                                            Exhibit 11
(a development stage enterprise)                                      ----------

Statement Regarding Computation of Net Loss Per Share

================================================================================================

                                        Three months ended               Six months ended
                                   -----------------------------   -----------------------------
                                   June 30, 1997   June 30, 1996   June 30, 1997   June 30, 1996
------------------------------------------------------------------------------------------------
Net loss                             $(3,780,834)    $(1,525,183)    $(7,252,328)    $(3,392,506)
================================================================================================

Weighted average shares used
 to compute net loss per share:
   Weighted average common
    shares outstanding*               13,767,396      10,994,637      13,756,750      10,994,637
   Additional shares pursuant
    to SAB83 computation                       -         221,117               -         221,117
------------------------------------------------------------------------------------------------

                                      13,767,396      11,215,754      13,756,750      11,215,754
================================================================================================

Net loss per share                   $     (0.27)    $     (0.14)    $     (0.53)    $     (0.30)
================================================================================================


  * Includes conversion of preferred shares.

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